UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      April 14, 2011

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Form 8-K filed on April 8, 2011 by Southern Connecticut Bancorp, Inc. (the “Company”), the Board of Directors of the Company appointed Sunil Pallan, age 49, as Interim President of the Company and its primary subsidiary, The Bank of Southern Connecticut (the “Bank”), effective April 8, 2011.  On April 14, 2011, the Joint Compensation Committee of the Company and the Bank approved a $35,000 increase in Mr. Pallan’s annual salary to $175,000 effective April 8, 2011 to compensate Mr. Pallan for his additional duties as Interim President of the Company and the Bank.  All other terms and conditions of Mr. Pallan’s existing employment agreement, dated as of January 1, 2011, with the Company and the Bank will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011	SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ Stephen V. Ciancarelli Stephen V. Ciancarelli Senior Vice President and Chief Financial Officer